Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

212-829-5770

NETWORK-1 REPORTS FIRST QUARTER 2020 RESULTS

New York, New York May 19, 2020 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and protection of its intellectual property assets, today announced financial results for the quarter ended March 31, 2020.

Network-1 had revenue of $161,000 for the three months ended March 31, 2020 as compared to revenue of $606,000 for the three months ended March 31, 2019. The decrease in revenue of $445,000 for the three months ended March 31, 2020 was due to a decline in revenue from certain licensees, licensing revenue of $130,000 in connection with the conversion of a royalty bearing license to a fully-paid license during the three months ended March 31, 2019 and the expiration of Network-1’s Remote Power Patent on March 7, 2020.

Network-1 reported a net loss of $1,337,000 or $(0.06) per share basic and diluted for the three months ended March 31, 2020 compared with a net loss of $240,000 or $(0.01) per share basic and diluted for the three months ended March 31, 2019. The increased net loss of $1,097,000 for the three months ended March 31, 2020 was primarily due to decreased revenue of $445,000, Network-1’s share of net losses of $293,000 from its equity method investment, and net realized and unrealized losses on marketable securities of $322,000.

At March 31, 2020, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $45,003,000 and working capital of $44,755,000. Network-1 believes based on its current cash position that it will have sufficient cash to fund its operations for the foreseeable future.

Since inception of Network-1’s Share Repurchase Program in August 2011 through March 31, 2020, Network-1 has repurchased an aggregate of 8,562,070 shares of its common stock at an aggregate cost of $16,058,472 (exclusive of commissions) or an average per share price of $1.88. During the three months ended March 31, 2020, Network-1 repurchased 72,300 shares of its common stock at an aggregate cost of $151,626 (exclusive of commissions) or an average per share price of $2.10. At March 31, 2020, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $4,293,632.

On December 7, 2016, the Board of Directors of Network-1 approved the initiation of a dividend policy providing for the payment of a regular semi-annual dividend of $0.05 per common share commencing in 2017. Network-1 anticipated paying the semi-annual dividends in March and September of each year. All dividends were paid in accordance with the dividend policy. It was anticipated that the semi-annual regular dividend will continue to be paid through March 2020 (the expiration of Network-1’s Remote Power Patent) provided that Network-1 continued to receive royalties from licensees of its Remote Power Patent. On February 19, 2020, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per common share with a payment date of March 31, 2020 to all shareholders of record on March 16, 2020. The Board of Directors is reviewing Network-1’s dividend policy.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns eighty-three (83) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1's current strategy includes continuing to pursue licensing opportunities for its Remote Power Patent and its efforts to monetize three patent portfolios (the Cox, Mirror Worlds and M2M/IoT Patent Portfolios). Network-1's strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities  as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $147,000,000 from May 2007 through March 31, 2020. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2020 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on 10-Q for the three months ended March 31, 2020 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue stream, the risk that Network-1 will not receive significant licensing revenue from Cisco and certain other licensees if the District Court order confirming the HP jury verdict finding of non-infringement is not reversed by the Federal Circuit Court of Appeals, the risk that the global COVID-19 pandemic could have an adverse impact on Network-1’s business, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, its M2M/IoT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as a return on its investment in IliAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, the uncertainty of patent litigation and proceedings at the United States Patent and Trademark Office, the difficulty in Network-1 verifying royalty amounts owed to it by its licensees, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive loss and unaudited condensed consolidated balance sheet are attached.

 Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended
	March 31,

	2020	2019

REVENUE	$161,000	$606,000

OPERATING EXPENSES:
Costs of revenue	32,000	146,000
Professional fees and related costs	399,000	307,000
General and administrative	486,000	488,000
Amortization of patents	72,000	54,000
Stock-based compensation	72,000	144,000

TOTAL OPERATING EXPENSES	1,061,000	1,139,000

OPERATING LOSS	(900,000)	(533,000)

OTHER INCOME (LOSS):
Interest and dividend income, net	178,000	301,000
Net realized and unrealized gain (loss) on marketable securities	(322,000)	23,000
Total other income (loss), net	(144,000)	324,000

LOSS BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(1,044,000)	(209,000)

INCOME TAXES PROVISION (BENEFIT):
Current	—	—
Deferred taxes, net	—	(65,000)
Total income taxes provision (benefit)	—	(65,000)

LOSS BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	$(1,044,000)	$(144,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(293,000)	$(96,000)

NET LOSS	$(1,337,000)	$(240,000)

Net Loss Per Share
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.01)

Weighted average common shares outstanding:
Basic	24,029,513	23,745,848
Diluted	24,029,513	23,745,848

Cash dividends declared per share	$0.05	$0.05

NET LOSS	$(1,337,000)	$(240,000)

OTHER COMPREHENSIVE INCOME (LOSS)
Net unrealized holding gain (loss) on corporate bonds and notes during the period, net of tax	(163,000)	115,000
Amounts reclassified from accumulated other comprehensive income (loss)	(20,000)	(5,000)
Net other comprehensive income (loss)	(183,000)	110,000

COMPREHENSIVE LOSS	$(1,520,000)	$(130,000)

Condensed Consolidated Balance Sheet (Unaudited)

Cash and cash equivalents	$26,594,000

Marketable securities, at fair value	$18,409,000

Total current assets	$45,222,000

Total assets	$51,151,000

Total current liabilities	$467,000

Total long term liabilities	$0

Total stockholders’ equity	$50,684,000